As filed with the Securities and Exchange
                         Commission on August 24, 2001

                           PROXY STATEMENT PURSUANT
                      TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /x/       Filed by a party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Soliciting Material Pursuant to Rule 14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials


                           BATTERY PARK FUNDS, INC.

--------------------------------------------------------------------------------

               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials:

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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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

                       BATTERY PARK(SM) HIGH YIELD FUND
                          of BATTERY PARK FUNDS, INC.
                           2 World Financial Center
                                  Building B
                            New York, NY 10281-1198
                          ___________________________

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                October 2, 2001
                          ___________________________

To the Stockholders of
Battery Park(SM) High Yield Fund of Battery Park Funds, Inc.:

     Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of Battery Park(SM) High Yield Fund (the "Fund") of Battery Park Funds, Inc. (the "Company") will be held at the offices of Nomura Corporate Research and Asset Management Inc., 2 World Financial Center, Building B, New York, New York on Tuesday, October 2, 2001 at ______________a.m. , Eastern time, for the following purposes:

     (1) To consider and act upon a proposal to liquidate the Fund and dissolve the Company, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Company's Board of Directors; and

     (2) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has unanimously determined that a complete liquidation of the Fund and dissolution of the Company in accordance with the terms of the Plan is in the best interests of the Fund and its stockholders. The Board of Directors strongly urges you to approve the Plan. Subject to receipt of the requisite stockholder approval and the satisfactory resolution of any and all claims pending against the Fund and the Company, stockholders remaining in the Fund can expect to receive a liquidation distribution, in cash, as soon as reasonably practicable. However, no minimum distribution to stockholders has been established.

     The Board of Directors has fixed the close of business on September 4, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

     A complete list of the Fund's stockholders entitled to vote at the Meeting will be available and open to the examination of any stockholder of the Fund for any purpose germane to the Meeting during ordinary business hours from and after September 24, 2001, at the offices of the Company, 2 World Financial Center, Building B, New York, New York.

     You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Company.

     When the Plan becomes effective, the stockholders' respective interests in the Fund's assets shall not be transferable. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent the return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is Firstar Mutual Fund Services, LLC, 615 East Michigan Street, 3rd Floor, Milwaukee, WI 53202; 1-888-254-2874.

                                         By Order of the Board of Directors


                                         Robert D. Cromwell,
                                         Assistant Secretary

New York, New York
Dated:  September __, 2001

YOUR VOTE IS IMPORTANT--Please execute and return the enclosed proxy promptly, whether or not you plan to attend the Special Meeting of Stockholders of Battery Park(SM) High Yield Fund of Battery Park Funds, Inc.

                       BATTERY PARK(SM) HIGH YIELD FUND
                          of BATTERY PARK FUNDS, INC.
                           2 World Financial Center
                                  Building B
                            New York, NY 10281-1198

                        Special Meeting of Stockholders
                                October 2, 2001
                          ___________________________

                                PROXY STATEMENT
                          ___________________________

                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Battery Park(SM) High Yield Fund (the "Fund") of Battery Park Funds, Inc. (the "Company"), a Maryland corporation, to be voted at the Special Meeting of Stockholders of the Fund and at any adjournments thereof (the "Meeting") to be held at the offices of Nomura Corporate Research and Asset Management Inc., 2 World Financial Center, Building B, New York, New York on Tuesday, October 2, 2001 at ______________ a.m., Eastern time. The approximate mailing date of this Proxy Statement is September 10, 2001.

     The purpose of the Meeting is to consider a proposal to liquidate the Fund and dissolve the Company as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Company's Board of Directors on August 22, 2001. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted FOR approval of the Plan. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Company's Secretary at the address indicated above or by voting in person at the Meeting.

     The Board of Directors has fixed the close of business on September 4, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the Record Date, the Fund had outstanding ___________ Class A shares and ____ Class Y shares of Common Stock, par value $0.10 per share.

     The Company's Board of Directors knows of no business other than that mentioned in Item 1 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     The Fund is the only existing series of the Company, a diversified, open-end series-type investment company. The Company was incorporated under Maryland law on June 4, 1996. The Fund's investment objective is to provide stockholders with a high total return, consisting of current income and capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in fixed income securities of U.S. companies which are rated in the lower rating categories of the established rating services or are unrated securities of comparable quality. The Fund's investments have been managed by Nomura Corporate Research and Asset Management Inc. (the "Manager"), located at 2 World Financial Center, Building B, New York, New York 10281-1198, since the Fund's inception.

            PROPOSAL TO LIQUIDATE THE FUND AND DISSOLVE THE COMPANY

Background

     The Fund commenced operations in October 1996 when it began offering two share classes to investors. In connection with the formation of the Fund, Nomura Holding America Inc. ("NHA"), the parent of the Manager, invested approximately $10 million in the Fund. NHA made this investment to provide the Fund with an asset level sufficient to enable it to invest in a diversified portfolio of high yield fixed income obligations in accordance with the Fund's investment objective. NHA intended to remain so invested for a relatively short period of time and to redeem its investment when the Fund reached a size so that such investment would no longer be necessary to support the Fund's investment operations.

     To further support the Fund, the Manager has agreed on a year-to-year basis to limit the Fund's operating expenses to specific percentage amounts for each year. Under these arrangements, the Manager reimbursed the Fund (and waived its management fee) in the aggregate amounts of $328,657, $297,482, $215,368 and $284,323 for each of the four fiscal years ended September 30, 2000. For the fiscal year ended September 30, 2000, the Fund's operating expense ratios for the Class A and Class Y shares, after the reimbursement, were 1.25% and 1.00%, respectively. Without such reimbursement, the ratios would have been 2.49% and 2.36%, respectively. The Manager assumed these expenses to make the Fund's operating expense ratio competitive with similar funds.

     Since the Fund commenced operations, the Company has entered into various distribution and marketing arrangements. These arrangements have included sales through broker-dealers and other financial intermediaries. However, the Fund has not been able to attract significant additional assets. The Fund's assets have not exceeded $30 million and, at August 31, 2001, the Fund had net assets of $_____ million, $_____ million of which represented the investment maintained by NHA.

     Management of the Company does not believe that the Fund will be able to grow to an economically viable size in the foreseeable future. As a result, the Manager has advised the Board of Directors of the Company that it does not intend to extend its contractual limitation on the Fund's operating expenses beyond December 31, 2001. Further, NHA has advised the Company that it has other business areas with capital requirements and that it will be necessary for NHA to withdraw or otherwise have access to its capital in the near future. If NHA's investment is redeemed, the Fund at its size as of August 31, 2001 would have approximately $_____ million remaining to invest.

     Both the Manager and the Board of Directors of the Company believe that it would not be in the best interests of the Fund's stockholders for the Fund to continue in operations with an investment portfolio of approximately $________. First, the Manager believes that it would be difficult to manage a portfolio of that size in light of the Fund's investment objectives and the tax requirements applicable to the Company under the Internal Revenue Code. Second, the Fund's operating expense ratio would increase substantially if the Fund's assets decline to $_____ million and the Manager does not extend its contractual limitation on such expenses.

     Based upon the foregoing considerations, on August 22, 2001, the Board of Directors approved the orderly liquidation of the Fund and dissolution of the Company based on its determination that such action is in the best interests of the Fund and all of its existing stockholders. On that date, the Board of Directors, including the Directors who are not "interested persons" of the Company (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), also adopted the Plan and directed that the Plan be submitted for consideration by the Fund's stockholders. A copy of the Plan is attached hereto as Exhibit A.

     If (a) the Plan is approved by the requisite stockholder vote, and (b) any claims pending against the Fund and the Company prior to the effective date of the Plan are satisfactorily resolved in the sole discretion of the Board of Directors, the Fund's assets will be liquidated at market prices and on such terms and conditions as determined to be reasonable and in the best interests of the Fund and its stockholders in light of the circumstances in which they are sold and the Company shall file Articles of Dissolution with the State of Maryland. As of the date of this Proxy Statement, there are no claims pending against the Fund or the Company. Stockholders will receive their proportionate cash interest of the net distributable assets of the Fund upon liquidation.

     Under Maryland law and pursuant to the Company's Articles of Incorporation and By-Laws, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote thereon, with all shares voting as a single class, is needed to approve the liquidation of the Fund and dissolution of the Company. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. In the event that a majority of the outstanding shares of capital stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a series of the Company, a registered investment company, in accordance with the Fund's stated investment objective and policies. In the event the Plan is not approved, the Board of Directors presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration.

     As indicated above, NHA, the parent of the Manager, invested approximately $10 million in shares of the Fund at the time the Fund commenced operations. NHA has maintained this investment, which was valued at $______ as of September 4, 2001 and represented more than [80%] of the Fund's outstanding shares at the record date. Accordingly, NHA's vote will control the outcome of the vote on the proposal to liquidate the Fund and dissolve the Company. NHA has advised the Company that it intends to vote in favor of such proposal.

Summary of Plan of Liquidation and Dissolution

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

     Effective Date of the Plan and Cessation of the Fund's and the Company's Activities as an Investment Company. The Plan will become effective only upon
(a) its adoption and approval by the holders of a majority of the outstanding shares of the Fund, and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and the Company (the "Effective Date"). Following these two events, (i) the Fund will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, (ii) the Fund and the Company will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing the Fund's assets, and doing all other acts required to liquidate and wind up the Fund's and the Company's business and affairs, and (iii) the Company will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland (see Sections 1, 3, 4 and 6 of the Plan, attached hereto as Exhibit A). The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year ending on liquidation.

     Closing of Books and Restriction on Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Company will be closed. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable (see Section 5 of the Plan).

     Liquidation Distributions. The distribution of the Fund's assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Company. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Company's books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Company's books. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund.

     Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder's proportionate interest in the net assets of the Fund with an advice that such stockholder will be paid in cash upon return of the stock certificate. Stockholders holding stock certificates should consider arranging with the Fund's transfer agent the return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is Firstar Mutual Fund Services, LLC, located at 615 East Michigan Street, 3rd Floor, Milwaukee, WI 53202. The transfer agent can be reached at 1-888-254-2874. All stockholders will receive information concerning the sources of the liquidating distribution (see Section 8 of the Plan).

     Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Manager (see Section 9 of the Plan). By way of clarification, portfolio transaction costs will be borne by the Fund.

     Continued Operation of the Fund. The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund and the Company, and the distribution of the Fund's net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders (see Sections 10 and 11 of the Plan). However, it is the Board of Directors' current intention to liquidate the Fund and dissolve the Company as soon as practicable following stockholder approval of the Plan.

Distribution Amounts

     The Fund's net asset value on August 31, 2001 was $__________ for Class A shares and $_________ for Class Y shares. At such date, the Fund had __________ Class A shares and __________ Class Y shares outstanding. As indicated above, the Manager has agreed to bear the expenses of the Fund incurred in the Fund's liquidation. Accordingly, the amounts to be distributed to the Fund's stockholders will be based on the proceeds realized by the Fund from the sale of its portfolio securities and will not be reduced by liquidation expenses. Although the Fund values its securities each day on the basis of current market prices for the sale of such securities, the actual amount realized by the Fund will depend on the market conditions at the time of such transactions. The portfolio securities held by the Fund are generally traded in principal transactions where the Fund is not charged a brokerage commission. To the extent securities are sold in agency transactions, the Fund will incur brokerage commissions, which reduce the proceeds available for distribution to stockholders.

General Income Tax Consequences

     U.S. Federal Income Tax Consequences. The following is only a general summary of the U.S Federal income tax consequences of the Plan. Stockholders should consult with their own tax advisers for advice regarding the application of current United States Federal income tax law to their particular situation and with respect to state, local and other tax consequences of the Plan.

     The liquidating distributions received by a stockholder will be treated for Federal income tax purposes as full payment in exchange for the stockholder's shares. Thus, a stockholder who is a U.S. resident or citizen will be taxed only to the extent the amount of the balance of the distribution exceeds his or her basis in such shares; if the amount received is less than his or her basis, the stockholder will realize a loss. The stockholder's gain or loss will be a capital gain or capital loss if such shares are held as capital assets.

     Corporate stockholders should note that there is no preferential Federal income tax rate applicable to capital gains for corporations under the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, all income recognized by a corporate stockholder pursuant to the liquidation of the Fund will be subject to tax at the same Federal income tax rate.

     Under certain provisions of the Code, some stockholders may be subject to a 31% withholding tax on the liquidating distribution ("backup withholding"). Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number.

Impact of the Plan on the Company's Status under the Investment Company Act

     On the Effective Date, the Company will cease doing business as a registered investment company and, as soon as practicable, the Company will apply for deregistration under the Investment Company Act. It is expected that the Securities and Exchange Commission will issue an order approving the deregistration of the Company if the Company is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's and the Company's activities as an investment company and the Company's deregistration under the Investment Company Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (see Sections 1, 4, 10 and 13 of the Plan).

     Until the Company's withdrawal as an investment company becomes effective, the Company will continue to be subject to and will comply with the Investment Company Act.

Procedure for Dissolution Under Maryland Law

     After the Effective Date, pursuant to the Maryland General Corporation Law and the Company's Articles of Incorporation and By-Laws, if at least a majority of the Fund's aggregate outstanding shares of capital stock are voted for the proposed liquidation of the Fund and dissolution of the Company, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed by the Company with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Company and the Fund will be legally dissolved, but thereafter the Company and the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing the Fund's assets, and doing all other acts required to liquidate and wind up the Fund's business and affairs, but not for the purpose of continuing the business for which the Company was organized. The Company's Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund (see Sections 4 and 14 of the Plan).

Appraisal Rights

     Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (see Section 16 of the Plan).

Voting Information

     Approval of the Plan requires the affirmative vote of at least a majority of votes entitled to be cast by holders of capital stock of the Fund, voting together as a single class. Unless a contrary specification is made, the accompanying proxy will be voted FOR approval of the Plan.

Stock Ownership of Certain Beneficial Owners and Management

     At the Record Date, the Directors and officers of the Fund as a group (8 persons) owned an aggregate of less than 1% of the outstanding shares of the Fund.

     To the knowledge of the management of the Fund, as of the record date, the persons listed below are the only beneficial owners of more than 5% of any class of the Fund's outstanding shares.

                                           Class of      Shares of Common Stock
                                        Common Stock    of the Fund Beneficially     Percent of the Fund's
       Name of Beneficial Owner            Owned                 Owned                Common Stock Owned
------------------------------------   --------------  --------------------------   -----------------------
 Sakae Nishioka (1), (2)                    A
 421 W. 24th Street
 New York, NY 10011-1244

 National Inv. Services Corp. (1)           A
 55 Water Street
 New York, NY 10041-3299

 Yasushi Akashi (1), (2)                    A
 4405 Dorothy Street
 Bellaire, TX 77401-5610

 Seigo Sato & Kyoko Sato (1), (2)           A
 340 [East or West] 55th Street
 New York, NY 10019-3750

 Bear Stearns Securities Corp. (1)          A
 1 Metrotech Center
 Brooklyn, NY 11201-3870

 Edith Morrison TTEE POA (1)                A
 William H. Lipto
 175 South Parkway
 Clifton, NJ 07014-1413

 Nomura Holding America (1), (2)            Y
 2 World Financial Center
 New York, NY 10281-1008

 Charles Schwab & Co. Inc. (1)              Y
 101 Montgomery Street
 San Francisco, CA 94104-4122

 ------------------
 (1)  Record Holder
 (2)  Beneficial Holder

     Your Board of Directors Unanimously Recommends that You Vote "For" the Proposed Plan of Liquidation and Dissolution.

                            ADDITIONAL INFORMATION

     The expense of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Manager. The Manager will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the Fund's shares.

     In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph, or personal interview. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

     Approval of the proposed Plan requires the affirmative vote of at least a majority of the votes entitled to be cast by holders of capital stock of the Fund, voting together as a single class, cast, in person or by proxy, at a meeting at which a quorum is present. The holders of one-third of the Fund's outstanding common stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting. In the event that the necessary quorum to transact business is not obtained at the Meeting, or in the event the necessary quorum is obtained but the vote required to approve or disapprove the Plan is not obtained, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of adjournment. If the necessary quorum is obtained, the persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Plan and will vote against any such adjournment those proxies to be voted against the Plan.

     The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the proposal before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealers may not grant authority to the proxies designated by the Fund to vote on the proposal to be considered at the Meeting if no instructions from such customers and clients have been received prior to the date specified in the broker-dealer firm's request for voting instructions.

     The shares as to which the proxies so designated are granted authority by broker-dealer firms to vote on the proposal to be considered at the Meeting, the shares as to which broker-dealer firms have declined to vote ("broker non-votes"), as well as the shares as to which proxies are returned by record stockholders but which are marked "abstain" on any item will be included in the Fund's tabulation of the total number of votes present for purposes of determining whether the necessary quorum of stockholders exists. However, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposal, although they will count toward the presence of a quorum.

     Management knows of no other matters to be presented at the special meeting. However, if other matters are presented for a vote at the meeting or any adjournments thereof, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters.

Annual Report Delivery

     The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended September 30, 2000 and its semi-annual report for the six month period ended March 31, 2001 to any stockholder upon request. Such requests should be directed by mail to Battery Park(SM) Funds, Inc., 2 World Financial Center, Building 2, New York, New York 10281-1198, Attention: Robert
D. Cromwell, Assistant Secretary, or by telephone to 1-888-254-2874.

Meeting of Stockholders and Stockholder Proposals

     The Company's Articles of Incorporation and By-Laws do not require that the Fund hold an annual meeting of stockholders. The Company will be required, however, to call special meetings of stockholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements or of a change in the fundamental policies, objectives or restrictions of the Fund. The Company also would be required to hold a special stockholders' meeting to elect new Board members at such time as less than a majority of the Board members holding office have been elected by stockholders. The Company's By-Laws provide that a stockholders' meeting may be called at the request of holders of at least 10% of the outstanding shares of the Fund, entitled to vote at such meeting, or by a majority of the Board of Directors or the President.



                                    By Order of the Board of Directors

                                    Robert D. Cromwell,
                                    Assistant Secretary


Dated:  September ___, 2001

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                                                                     Exhibit A

                       BATTERY PARK(SM) HIGH YIELD FUND
                          OF BATTERY PARK FUNDS, INC.

                      PLAN OF LIQUIDATION AND DISSOLUTION


     The following Plan of Liquidation and Dissolution (the "Plan") of Battery ParkSM High Yield Fund (the "Fund"), the only existing series of Battery Park Funds, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Maryland, which has operated since October 10, 1996 as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation of the Fund and dissolution of the Company in conformity with the provisions of the Company's Articles of Incorporation, dated June 4, 1996.

     WHEREAS, the Company's Board of Directors has deemed that in its judgment it is advisable and in the best interests of the Fund and its stockholders to liquidate the Fund and dissolve the Company and at a meeting of the Board of Directors held on August 22, 2001, has considered and adopted this Plan as the method of liquidating the Fund and dissolving the Company and has directed that this Plan be submitted to stockholders of the Fund for approval;

     NOW, THEREFORE, the liquidation of the Fund and the dissolution of the Company shall be carried out in the manner hereinafter set forth:

1.   Effective Date of Plan. The Plan shall be and become effective only upon
(a) the adoption and approval of the Plan at a meeting of stockholders called for the purpose of voting upon the Plan by the affirmative vote of at least a majority of the votes entitled to be cast by holders of capital stock of the Fund, voting together as a single class, and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and the Company. The date of such adoption and approval of the Plan by stockholders and resolution of all pending claims, if any, is hereinafter called the "Effective Date."

2. Notice to Creditors. Upon approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund's records.

3. Dissolution. As promptly as practicable, consistent with the provisions of the Plan, the Company shall be dissolved in accordance with the laws of the State of Maryland and the Company's Articles of Incorporation.

4. Cessation of Business. After the Effective Date, the Fund and the Company each shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying and discharging any existing debts and obligations, collecting and distributing the Fund's assets, and doing all other acts required to liquidate and wind up the Fund's and the Company's business and affairs, and will dissolve in accordance with the Plan.

5. Restriction of Transfer and Redemption of Shares. The proportionate interests of stockholders in the Fund's assets shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date. On the Effective Date, the books of the Company shall be closed. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect under the laws of


                                      A-1
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the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets shall not be transferable.

6. Liquidation of Assets. After the event in clause (a) in Section 1 hereof, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

7. Payments of Debts. As soon as practicable after the Effective Date, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 8, below.

8. Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the distribution of the Fund's assets is expected to be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Company's books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Company's books. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

     Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder's proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder's proportionate interest in the net assets of the Fund with an advice that such stockholder will be paid in cash upon return of the stock certificate. All stockholders will receive information concerning the sources of the liquidating distribution.

9. Expenses of the Liquidation and Dissolution. Nomura Corporate Research and Asset Management Inc. shall bear all of the expenses incurred by the Company in carrying out this Plan including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected. By way of clarification, portfolio transaction costs will be borne by the Fund.

10. Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors, the Company's officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws.

         The death, resignation or other disability of any director or any officer of the Company shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

11. Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan


                                      A-2
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(other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund and the Company, and the distribution of the Fund's net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and in the judgment of the Board of Directors will materially and adversely affect the interests of the Fund's stockholders, such variation or amendment will be submitted to the Fund's stockholders for approval. In addition, the Board of Directors may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution, if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

12. Notice of Liquidation. As soon as practicable after the Effective Date, the Company shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL").

13. De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund's assets, the Company shall prepare and file a Form N-8F with the Securities and Exchange Commission (the "SEC") in order to de-register the Company under the 1940 Act. The Company shall also file, if required, a final Form N-SAR with the SEC.

14. Articles of Dissolution. As soon as practicable after the Effective Date and pursuant to the MGCL, the Company shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

     (a) The Company's Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The
Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

     (b) The Director-trustees shall (i) collect and distribute any remaining assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Fund, including necessary expenses of liquidation; and (ii) distribute the remaining assets among the stockholders.

     (c) The Director-trustees may (i) carry out the contracts of the Fund or the Company; (ii) sell all or any part of the assets of the Fund at public or private sale; (iii) sue or be sued in their own names as trustees or in the name of the Fund or the Company; and (iv) do all other acts consistent with law and the Articles of Incorporation of the Company necessary or proper to liquidate the Fund and dissolve the Company and wind up their affairs.

15. Power of the Directors. Implementation of this Plan shall be under the direction of the Board of Directors, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

16. Appraisal Rights. Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.


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                       BATTERY PARK(SM) HIGH YIELD FUND
                          of BATTERY PARK FUNDS, INC.
                           2 World Financial Center
                                  Building B
                            New York, NY 10281-1198

                                   P R O X Y

          This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Robert Levine and Jennie Wong as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Battery Park(SM) High Yield Fund (the "Fund") of Battery Park Funds, Inc. (the "Company") held of record by the undersigned on September 4, 2001 at the Special Meeting of stockholders of the Fund to be held on October 2, 2001 or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Item 1.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

                                                                                    FOR      AGAINST    ABSTAIN
 1.    To approve the liquidation of the Fund and dissolution of
       the Company, as set forth in the Plan of Liquidation and
       Dissolution adopted by the Company's Board of Directors.                     / /        / /        / /

 2. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.


          (Continued on the reverse side)

Dated________________________, 2001

x_________________________________________________________
                           Signature

x_________________________________________________________
                  Signature, if held jointly

     Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

     Please mark boxes /X/ or /X/ in blue or black ink.
Sign, date and return this proxy card promptly using the enclosed envelope.